                         APPLICATION FOR STOCK PURCHASE                                                             [OBJECT OMITTED]
-----------------------------------------------------------------------------------------------
(Social Security or Employer Identification No.)
                                                                                                  COMPLETE THIS SECTION IN THE EXACT
-----------------------------------------------------------------------------------------------   MANNER YOU DESIRE PRO-FAC
(Name)                                                                                            SECURITIES TO BE REGISTERED.
-----------------------------------------------------------------------------------------------
(Address)
-----------------------------------------------------------------------------------------------
====================================================================================================================================
A.  FOR  SALES  BY  PRO-FAC:
I hereby  express  my desire for  membership  in  Pro-Fac  or to  subscribe  for additional  common  stock of the Cooperative, upon the  following  terms and conditions:
1A. I apply to produce crops for delivery to Pro-Fac and purchase its common stock at $5.00 per share (par  value) in the amount(s)
specified below:

                                          PRODUCTION            INVESTMENT RATE               INVESTMENT REQUIRED
               CROP                          UNITS                 PER UNIT             (ROUNDED UP TO NEAREST $5.00)
 ----------------------------------    -------------------  X -----------------------  = $ --------------------------------
2A.  Stock payments will be as follows:
     a) Payment in full with application.............................................    $ -------------------------------- or
     b) Cash payable with application (minimum 25%)..................................    $ --------------------------------
        with the balance to be paid in annual  installments.  Upon receipt of each payment, the corresponding value in common shares will be  issued  by Pro-Fac. I agree that Pro-Fac may deduct the installments from the second payment for the above listed crops to be  delivered  during the next three crop years. If for any reason there are in any year insufficient proceeds from which Pro-Fac may deduct such payment in the full amount due, then I agree to pay any balance remaining on such installment prior to the next crop season but no later than April 1.
3A.  I  hereby  acknowledge  receipt  of  Pro-Fac's  prospectus, and  its Certificate of Incorporation, Bylaws and General
     Marketing  Agreement.  I have reviewed those documents prior to executing  this  application for membership.
===================================================================================================================================

B. FOR MEMBER TO MEMBER TRANSFERS:

1B. I hereby  apply to produce  crops for  delivery to Pro-Fac and  purchase its common stock in the following amount(s):

                                                                     PRODUCTION        ISSUE PRICE            STOCK PAYMENTS
              SELLER                               CROP                 UNITS            PER UNIT                 ASSUMED
----------------------------------------   ---------------------   ---------------  -------------------  --------------------------
----------------------------------------   ---------------------   ---------------  -------------------  --------------------------
----------------------------------------   ---------------------   ---------------  -------------------  --------------------------

2B. Upon  approval of this  application  by the Pro-Fac  board of  directors, I hereby agree to produce the  above-listed  crops in accordance with the terms of the General Marketing  Agreement and designate that payment for the common stock involved in this transfer is to be accomplished in the following matter:
         Directly between buyer and seller;
         Directly  between  buyer  and  seller  for  the  outstanding   stock  in
         connection   with   this   transaction.   I  hereby   agree  to  assume
         responsibility for the seller's remaining subscription payable.
         Other.  Specify:
3B.  I hereby acknowledge receipt of Pro-Fac's Certificate of Incorporation, Bylaws and General Marketing Agreement. I have reviewed those documents prior to executing this application.
====================================================================================================================================
    FOR  ALL  APPLICANTS:
4.   I further agree that I will annually execute a crop agreement specifically relating to the conditions under which the commodities for which I am now applying will be produced, delivered and graded.
5.   I acknowledge that this application and my  qualifications for membership must be reviewed by the board of directors of Pro-Fac and accepted by them as a condition of my membership; that the terms of this application and the General Marketing Agreement are not binding until accepted by Pro-Fac.
6.   I hereby agree, as a condition of membership, that I will take into account in  determining  my gross income for federal income tax purposes the stated dollar amount of all patronage dividends paid to me by Pro-Fac by means of written notices of
     allocation   within  the  meaning  of  the  pertinent provisions of the Internal Revenue Code of 1954, as amended.
7.   I agree not to mortgage, pledge or otherwise encumber the  above-listed crops in any manner that might jeopardize fulfillment of the  conditions specified in paragraph 2(b) of this application.
8.   No  written or oral information or representations other than  those appearing in the Pro-Fac prospectus and the documents referred to in this application have been authorized by Pro-Fac. This application and the other documents referred to herein constitute the entire agreement  between the parties with respect to this  transaction, and no oral agreements made at any time apply to or affect it.

     -------------------------------------------------------Signed----------------------------------------------------
     (Date)                                                                                    (Applicant's Signature)

     -------------------------------------------------------Signed-----------------------------------------------------
     (Date)                                                                                    (Witness)
                                                                                                    RECOMMENDATIONS FOR
                      SIGNATURE                     DATE                                      APPROVAL           DISAPPROVAL

    ---------------------------------------      -----------
                      (Committeeman)

    ---------------------------------------      -----------
                 (Division Management)                                                       USE FOR STOCK SALES BY MEMBER/PRO-FAC